APPENDIX A
TO
THE CUSTODIAN AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 11/11/2020

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian
Agreement dated as of 10/20/2008 "the Agreement":

Global X Adaptive U.S. Factor ETF
Global X Adaptive U.S. Risk Management ETF
Global X Advanced Materials ETF
Global X Artificial Intelligence & Technology ETF
Global X Augmented & Virtual Reality ETF
Global X Autonomous & Electric Vehicles ETF
Global X Cannabis ETF
Global X China Biotech Innovation ETF
Global X China Disruption ETF
Global X China Mid Cap ETF
Global X CleanTech ETF
Global X Cloud Computing ETF
Global X Conscious Companies ETF
Global X Copper Miners ETF
Global X Cybersecurity ETF
Global X Data Center REITs & Digital Infrastructure ETF
Global X DAX Germany ETF
Global X E-commerce ETF
Global X Education ETF
Global X Emerging Markets Bond ETF
Global X Emerging Markets Internet & E-commerce ETF
Global X FinTech ETF
Global X Founder-Run Companies ETF
Global X FTSE Nordic Region ETF
Global X FTSE Southeast Asia ETF
Global X Genomics ETF
Global X Gold Explorers ETF
Global X Guru® Index ETF

Global X Health & Wellness Thematic ETF
Global X Internet of Things ETF
Global X Kuwait ETF
Global X Lithium & Battery Tech ETF
Global X Longevity Thematic ETF
Global X Luxembourg ETF
Global X Millennials Thematic ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MSCI Argentina ETF
Global X MSCI China Communication Services ETF
Global X MSCI China Consumer Discretionary ETF
Global X MSCI China Consumer Staples ETF
Global X MSCI China Energy ETF
Global X MSCI China Financials ETF
Global X MSCI China Health Care ETF
Global X MSCI China Industrials ETF
Global X MSCI China Information Technology ETF
Global X MSCI China Large-Cap 50 ETF
Global X MSCI China Materials ETF
Global X MSCI China Real Estate ETF
Global X MSCI China Utilities ETF
Global X MSCI Colombia ETF
Global X MSCI Greece ETF
Global X Nasdaq 100 Covered Call & Growth ETF
Global X MSCI Next Emerging & Frontier ETF
Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI Portugal ETF
Global X MSCI SuperDividend® EAFE ETF
Global X MSCI SuperDividend® Emerging Markets ETF
Global X NASDAQ 100 Covered Call ETF
Global X Robotics & Artificial Intelligence ETF
Global X Russell 2000 Covered Call ETF
Global X S&P 500® Catholic Values ETF
Global X S&P 500® Covered Call ETF
Global X S&P 500® Covered Call & Growth ETF
Global X S&P 500® Quality Dividend ETF

Global X S&P® Catholic Values Developed ex-U.S. ETF
Global X S&P® Catholic Values U.S. Aggregate
Global X Silver Miners ETF
Global X Social Media Index ETF
Global X SuperDividend® Alternatives ETF
Global X SuperDividend® ETF
Global X SuperDividend® REIT ETF
Global X SuperDividend® US ETF
Global X SuperIncome™ Preferred ETF
Global X TargetIncomeTM 5 ETF
Global X TargetIncomeTM Plus 2 ETF
Global X Telemedicine & Digital Health ETF
Global X Thematic Growth ETF
Global X U.S. Dividend Covered Call & Growth ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X Uranium ETF
Global X Variable Rate Preferred ETF
Global X Video Games & Esports ETF
Global X YieldCo & Renewable Energy Income ETF

(Signature page follows.)

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY LLC
BY: /s/ Susan Lively
NAME: Susan Lively
TITLE: General Counsel